Exhibit 10.28

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement dated as of January 11, 2007 is entered into between Silicon Valley Bank ("Silicon") and Comverge, Inc. ("Borrower") as of the above-stated date.

RECITALS

A. Reference is made to that certain Loan and Security Agreement between Silicon and Borrower dated April 7, 2003, as amended by that certain Amendment to Loan Agreement dated as of September 10, 2003, that certain Loan Modification Agreement dated as of May 10, 2004, that certain Loan Modification Agreement dated as of September 24, 2004, that Fourth Amendment to Loan and Security Agreement dated October 25, 2005 (the "Fourth Amendment") and by that Fifth Amendment to Loan and Security Agreement dated January 9, 2006 (as so amended and otherwise amended or modified from to time being referred to as the "Loan Agreement"). Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.

B. Borrower has advised Bank that it requires additional capital equipment financing in connection with its ongoing Alternative Energy Resources Group business operations. In order to facilitate such a financing transaction, Borrower has created a new wholly-owned Subsidiary, AER, Inc. ("AER"). Borrower has proposed to transfer to AER ownership of all Borrower's assets of its Alternative Energy Resources Group business unit (with such assets as identified on Exhibit A attached hereto being referred to as the "AER Assets"), thereby facilitating the new capital expenditure financing facility with a third party financier (such financing being referred to as the "AER Financing" and together with the other related transactions set forth herein being collectively the above are referred to as the "AER Transactions").

C. Borrower has requested that Bank consent to the creation of AER, the transfer of certain of Borrower's assets to AER (and the release of Bank's lien and security interest therein), and AER entering into the proposed third party credit facility pursuant in which such third party financier will obtain a lien in the transferred AER assets, all to the extent such consent is otherwise required under Loan Agreement.

D. Bank is agreeable to the foregoing requests of Borrower, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows, effective as of the date hereof.

AGREEMENT

1. Consent; Limited Release. Upon the effectiveness of this Amendment:

(A) Bank hereby consents to Borrower entering into and performing its obligations under the AER Transactions and waives any provisions set forth in the Loan Documents that would otherwise restrict or impair Borrower from doing so for purposes of, and only for purposes of, effecting the AER Transactions only; and

(B) concurrently with the closing the AER Financing, Bank hereby releases its lien and security interest in the AER Assets (as defined below), and Bank agrees to execute and deliver to Borrower, at Borrower's expense, such UCC and other lien releases, in form reasonably acceptable to Bank, with respect thereto.

With respect to the foregoing agreements and acknowledgments of Bank, Borrower understands that Bank is relying on Borrower's representations, warranties and covenants set forth herein and otherwise set forth in all written documentation and materials delivered to Bank in connection herewith. This consent and agreement do not constitute a waiver of any of the other terms or provisions of the Loan Agreement, or any of the other Loan Documents, or any other agreement, document or instrument providing rights in favor of Bank, nor does it constitute a consent to any other transaction, whether or not similar to the foregoing, and whether or not contemplated by any of the documents referred to herein. Without limiting the foregoing, all of Bank’s security interests in all of the assets of the Borrower, other than the AER Assets once released pursuant hereto, and, except as otherwise set forth herein, all of the terms and provisions of the Loan Documents shall continue in full force and effect.

As used herein, the term "AER Assets" shall mean the following items of property of Borrower on a collective basis:

(x) All of Borrower’s right, title and interest in and to the agreements and the governmental approvals, as in existence as of the date hereof, that are necessary to the operation of the energy demand side management business of Borrower (the "Business"), which Business is to be undertaken by AER, including without limitation the agreements and the governmental approvals described on Exhibit A-1 hereto, and all accounts receivable arising therefrom, as in existence as of the date hereof. and as identified on Exhibit A-2 attached hereto; and

(y) All of the Borrower's digital control units installed at end-consumer sites of Borrower and digital control units that are otherwise held on consignment in the inventory stock of installers that Borrower uses or otherwise employs in connection with the Business, together with the other tangible personal property identified on Exhibit A-3 attached hereto (the "Exhibit A-3 Assets").

In connection with the foregoing, Borrower represents and warrants to Bank that: (i) the AER Assets being released shall all be fully transferred to the title ownership of AER substantially concurrently herewith and none shall remain the property of Borrower whatsoever; and (ii) the Exhibit A-3 Assets are solely being used in connection with the Business and upon and after the closing of the AER Transactions none of the Exhibit A-3 Assets shall be used in or otherwise relate to the remaining businesses or property of Borrower.

2. Modification to Revolving Line Credit Amount. Those portions of the Credit Limit section set forth in Section 1 of Schedule 1 to the Loan Agreement regarding the Revolving Line Credit Amount (both when the Asset Based Terms are in effect as well as when the Asset Based Terms are not in effect) are hereby amended to modify the Revolving Line Credit Amount to be "$4,000,000 at any time outstanding."

3. Modification to Eligible Accounts; Advance Rate. The definition of Eligible Accounts as set forth in the Loan Agreement is hereby modified as follows:

3.1 Elimination of Unbilled Eligible Accounts. The Fourth Amendment permitted the inclusion of certain unbilled accounts as Eligible Accounts for borrowing purposes under the Loan Agreement, i.e., Accounts that had otherwise constituted Eligible Accounts but were not yet invoiced by Borrower to account debtor (referred to herein as the "Unbilled Accounts."). Henceforth, however, it is agreed that any such Unbilled Accounts shall no longer be deemed Eligible Accounts and the provisions to the contrary set forth in Section 2.1 of the Fourth Amendment are hereby deemed of no further force or effect.

3.2 Certain Permitted Intercompany Accounts; Limited Applicable Increased Advance Rate. Under clause (i) of the definition of Eligible Accounts "Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent" are deemed excluded from the scope of Eligible Accounts. It is agreed, however, that those Accounts owing to Borrower from AER that are otherwise Eligible Accounts other than for the account debtor thereon being an affiliate of Borrower, shall nevertheless be considered Eligible Accounts up to an aggregate Revolving Loan amount of $250,000 only. Further, in connection with the foregoing Eligible Accounts owing from AER the otherwise applicable percentage advance rate of 80% set forth in the Revolving Loans portion of the Credit Limit section of Schedule 1 to the Loan Agreement (in effect when the Asset Based Terms are effective and when the Assert Based Terms are not effective) shall be deemed 90% for such Eligible Accounts and such Eligible Accounts only.

4. Modification to Financial Covenant. Section 5.1 of Schedule 1 to the Loan Agreement is hereby amended to read as follows:

"5.1 Asset Based Terms Not In Effect

During all periods in which the Asset Based Terms are not in effect, Borrower shall comply with the following financial covenant at all times during the term of this Agreement and, at the request of Bank from time to time, Borrower shall provide evidence of compliance therewith. Unless otherwise set forth herein or as may be determined by Bank, measurement of compliance with the following will take place on a month-end basis.

Quick Ratio:	Borrower shall maintain, as of the end of each month, a ratio of (with a breach of the following covenant addressed by the provisions of Section 6.3 of this Schedule):

(i) Quick Assets,

TO

(ii) the total of current liabilities, less deferred revenue, less accrued legal costs and expenses regarding the proposed initial public offering transaction of Borrower's common stock plus long term Bank Obligations, of not less than the Required Minimum Ratio (as defined below).

As used herein the term "Required Minimum Ratio" shall mean 0.75 to 1.00 from the date of the Sixth Amendment to Loan Agreement between Bank and Borrower through (a) April 15, 2007 or (b) the date of the consummation of the Borrower's underwritten public offering of Borrower's common stock, whichever is earlier to occur; and, thereafter, Required Minimum Ratio shall mean 1.25 to 1.00."

5. Modification to Maturity Date. The Maturity Date as set forth in Section 4 of Schedule 1 to the Loan Agreement is hereby amended to be "March 15, 2008."

6. Amendment/Variance Fee. Borrower shall pay to Bank a fee of $15,000 in connection herewith, which shall be in addition to interest and to all other amounts payable hereunder and under the other Loan Documents, and which fee shall not be refundable.

7. Limitation of Amendments.

A. The amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

B. This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

8. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

A. Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing;

B. Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

C. The organizational documents of Borrower delivered to Bank in connection with the original execution of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

D. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

E. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

F. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

G. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited under law by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

9. Other General Provisions. This Amendment, the Loan Agreement, any prior written amendments thereto signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

10. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto; and (b) Borrower's payment of the fee set forth herein plus all expenses of Bank incurred in connection herewith and as otherwise payable under the Loan Agreement.

[Signature Page Follows]

Borrower:		Silicon:

COMVERGE, INC.		SILICON VALLEY BANK

By	/s/ Michael D. Picchi	By	/s/ Sheila Colson
	President or Vice President	Title	Vice President

By	/s/ Thomas W. Wren, Jr.
Secretary or Ass't Secretary

[Signature Page to Sixth Amendment to Loan and Security Agreement dated January 11, 2007 between

Silicon Valley Bank and Comverge, Inc.]

CONSENT

The undersigned acknowledge that the their consent to the foregoing Amendment is not required, but the undersigned nevertheless do hereby consent to the foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of any guaranty or other agreements and documents executed by the undersigned, all of which are hereby ratified and affirmed. This consent may be executed in any number of counterparts, which when taken together shall constitute one and the same consent.

Comverge Energy Management, Inc.

By	/s/ Michael D. Picchi
Title	EVP – CFO

Comverge Energy Partners, Ltd.

By	/s/ Michael D. Picchi
Title	EVP – CFO

6D Comverge, Inc.

By	/s/ Michael D. Picchi
Title	EVP – CFO

Exhibit A-1

Agreements

1. Demand Response Capacity Delivery Agreement dated October 6, 2003, between San Diego Gas & Electric Company and Comverge, Inc., as amended by that certain First Amendment to Demand Response Capacity Delivery Agreement dated November 15, 2004.

2. Contract dated March 26, 2003, between Pacificorp and Comverge, Inc?.

3. Agreement for Supplemental Installed Capacity Southwest Connecticut (LRP Resources) dated April 13, 2004, between ISO New England Inc, as agent for the market participants described therein, and Comverge, Inc.

4. Agreement for Supplemental Installed Capacity Southwest Connecticut dated April 15, 2004 and amended May 14, 2004, between ISO New England, Inc. and Pinpoint Power LLC, as assigned to Comverge, Inc. pursuant to that certain Assignment and Assumption Agreement dated May 31, 2004 by and between Pinpoint Power, LLC and Comverge, Inc.

5. Contract dated June 24, 2005 between Bonneville Power Administration and Comverge, Inc.

6. Contract dated April 15, 2005 between Tampa Electric Company and Comverge, Inc.

7. Contract dated August 2, 2005 and amended December 2, 2005 between PGEG Services Corporation and Comverge, Inc.

Exhibit A-1

Governmental Approvals

None

Exhibit A-2

[Accounts Receivable Listing]

Exhibit A-3

Other Tangible Personal Property

1. Office equipment located at 120 Eagle Rock Road, Suite 190, East Hanover, New Jersey 07936.

2. Data processing equipment located at 250 Williams Street Northwest, Atlanta Ga. 30303 and 4650 Old Ironside Drive, Santa Clara 95040